UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

Sale of Haywood Reserve

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2017, the joint venture of an operating subsidiary of CNL Growth Properties, Inc. (the “Company”) and Daniel Haywood, LLC, an Alabama limited liability company (the “Joint Venture”), entered into a purchase and sale agreement with MSP RE Holdings, LLC, a Delaware limited liability company and an unaffiliated third party (the “Buyer”), for the sale of the Joint Venture’s 292-unit “Class A” garden-style multifamily residential community located in Greenville, South Carolina known as “Haywood Reserve” (the “Property”). The sale price for the Property was approximately $53.8 million.

On September 29, 2017, the Joint Venture completed the sale of the Property to Haywood Reserve Operating Company, LLC, an affiliate of the Buyer. The net cash to the Company from the sale of the Property was approximately $20.5 million after repayment of approximately $24.6 million of debt, along with closing costs, reserves, and distributions to its joint venture partner in accordance with the provisions of the Joint Venture’s governing documents.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The Company’s unaudited pro forma condensed consolidated statement of net assets at June 30, 2017 illustrates the estimated effects of the sale of the Property referred to in Item 2.01 above (the “Transaction”) as if it had occurred on such date.

The unaudited pro forma condensed consolidated statement of operations for the seven months ended July 31, 2016 (the “Pro Forma Period”) includes certain pro forma adjustments to illustrate the estimated effect of the Transaction as if it had occurred on the first day of the Pro Forma Period.

The unaudited pro forma condensed consolidated statement of net assets and statement of operations are presented for informational purposes only and do not purport to be indicative of the Company’s financial results as if the Transaction reflected herein had occurred on the first date of or been in effect during the Pro Forma Period. Further, the unaudited pro forma condensed consolidated statement of net assets and statement of operations should not be viewed as indicative of the Company’s financial results in the future; and they should be read in conjunction with the Company’s financial statements as filed with the Commission on Form 10-Q for the six months ended June 30, 2017 and on Form 10-K for the year ended December 31, 2016.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF NET ASSETS

JUNE 30, 2017

(Liquidation Basis)

		Haywood Reserve
	Historical	Property Sold		Pro Forma
	June 30,	Pro Forma		June 30,
	2017	Adjustments		2017 (e)
ASSETS
Real estate assets, net	$141,425,000	$(53,775,000)	(a)	$87,650,000
Cash and cash equivalents	87,162,734	53,247,443	(a)
		(24,669,968)	(b)	115,740,209
Restricted cash	1,154,210	—		1,154,210
Other assets	222,437	—		222,437

Total Assets	$229,964,381	$(25,197,525)		$204,766,856

LIABILITIES
Mortgage and construction notes payable	$71,799,475	$(24,580,317)	(b)	$47,219,158
Liability for non-controlling interests	23,063,074	85,087	(c)	23,148,161
Liability for estimated costs in excess of estimated receipts during liquidation	8,321,459	(317,723)	(d)	8,003,736
Accounts payable and other accrued expenses	1,981,076	(89,651)	(b)	1,891,425
Due to related parties	1,830,573	—		1,830,573
Other liabilities	1,259,084	—		1,259,084

Total Liabilities	108,254,741	(24,902,604)		83,352,137

Commitments and contingencies

Net assets in liquidation	$121,709,640	$(294,921)		$121,414,719

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SEVEN MONTHS ENDED JULY 31, 2016

(Going Concern Basis)

		Haywood Reserve
	Historical	Property Sold		Pro Forma
	July 31,	Pro Forma		July 31,
	2016	Adjustments (a)		2016 (d)
Revenues:
Rental income from operating leases	$19,199,105	$(101,686)		$19,097,419
Other property revenue	2,003,701	(20,559)		1,983,142

Total revenues	21,202,806	(122,245)		21,080,561

Expenses:
Property operating expenses	11,653,617	(394,518)		11,259,099
General and administrative	2,775,540	(12,138)		2,763,402
Asset management fees, net of amounts capitalized	1,604,305	(20,467)	(b)	1,583,838
Property management fees	965,979	(45,500)		920,479
Depreciation	5,355,949	(140,742)		5,215,207

Total expenses	22,355,390	(613,365)		21,742,025

Operating loss	(1,152,584)	491,120		(661,464)

Other income (expense):
Fair value adjustments and other income	73,120	—		73,120
Interest expense and loan cost amortization, net of amounts capitalized	(4,197,031)	21,827	(c)	(4,175,204)
Loss on extinguishment of debt	(27,454)	—		(27,454)

Total other income (expense)	(4,151,365)	21,827		(4,129,538)

Income tax expense	(151,217)	—		(151,217)

Net loss before gain on sale of real estate	(5,455,166)	512,947		(4,942,219)
Gain on sale of real estate, net of tax	40,917,543	—		40,917,543

Net income including noncontrolling interests	35,462,377	512,947		35,975,324
Net income from continuing operations attributable to noncontrolling interests	(21,931,862)	(48,319)		(21,980,181)

Net income from continuing operations attributable to common stockholders	$13,530,515	$464,628		$13,995,143

Net income per share of common stock (basic and diluted) from continuing operations	$0.60			$0.62

Weighted average number of shares of common stock outstanding (basic and diluted)	22,526,171			22,526,171

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated statement of net assets of the Company is presented as if the disposition of the Haywood Reserve Property described in Note 2. “Pro Forma Transaction” had occurred as of June 30, 2017. The accompanying unaudited pro forma condensed consolidated statement of operations of the Company presented for the seven months ended July 31, 2016 (the “Pro Forma Period”) includes certain pro forma adjustments to illustrate the estimated effect of the Company’s disposition, described in Note 2. “Pro Forma Transaction”, as if it had occurred as of the first day of the Pro Forma Period. The amounts included in the historical columns represent the Company’s historical statement of net assets and operating results for the respective Pro Forma Period presented.

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position as if the transaction reflected herein had occurred, or been in effect during the Pro Forma Period. In addition, this unaudited pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

2.	Pro Forma Transaction

On June 30, 2017, Daniel Haywood, LLC (the “Joint Venture”) entered into a purchase and sale agreement with MSP RE Holdings, LLC, an unaffiliated third party, for the sale of the Haywood Reserve Property. The purchase price for the Haywood Reserve Property was approximately $53.8 million excluding transaction costs.

On September 29, 2017, the Joint Venture completed the sale of the Haywood Reserve Property to Haywood Reserve Operating Company, LLC, an affiliate of MSP RE Holding, LLC.

3.	Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Net Assets

The adjustments to the unaudited pro forma condensed consolidated statement of net assets represent adjustments needed to the Company’s historical statement of net assets as if the completed disposition of the Haywood Reserve Property occurred as of June 30, 2017.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Net Assets (continued):

(a)	These adjustments reflect the net sales proceeds received from the completed disposition of the Haywood Reserve Property and the elimination of the related account balances as if the sale was consummated as of June 30, 2017.

Haywood Reserve Property Sold
Sale Price	$53,775,000
Closing and transaction costs	(527,557)

Net sales proceeds	$53,247,443

(b)	These adjustments reflect the use of a portion of the net cash proceeds received from the completed sale of the Haywood Reserve Property to pay down existing indebtedness, including accrued interest.

(c)	These adjustments reflect the increase in the liability for noncontrolling interests for the joint venture partner’s share of net sales proceeds and estimated costs in excess of estimated receipts during liquidation.

(d)	These adjustments reflect the reduction of estimated costs in excess of estimated receipts during liquidation.

(e)	The adjusted unaudited pro forma condensed consolidated statement of net assets does not include pro forma adjustments related to the sale of the Aura at the Rim and Fairfield Ranch properties previously reported on Form 8-K on July 18, 2017 and August 1, 2017.

4.	Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations

The adjustments to the unaudited pro forma condensed consolidated statement of operations represent adjustments needed to the Company’s historical results to remove the historical operating results of the completed sale of the Haywood Reserve Property as if it had occurred on the first day of the first Pro Forma Period presented.

(a)	Except as described in (b) and (c) below, these amounts represent the elimination of the operations on the completed sale of the Haywood Reserve Property from the historical amounts for the seven months ended July 31, 2016, to give effect to the completed sale of the Haywood Reserve Property as if the sale occurred on the first day of the first Pro Forma Period presented. The Haywood Reserve Property was classified in continuing operations because the proposed disposition of the property would neither cause a strategic shift in the Company, nor was it considered to have a major impact on the Company’s business. Therefore, the property did not qualify as discontinued operations under ASU 2014-08.

(b)	Amount includes the elimination of asset management fee expenses, calculated at 0.08334% monthly on the invested assets value of the Haywood Reserve Property for the seven months ended July 31, 2016. These fees were historically paid by the Company to its advisor and would not have been incurred subsequent to the disposition of this asset.

(c)	Amount represents the elimination of interest expense and loan cost amortization to reflect the use of net cash proceeds from the completed sale of the Haywood Reserve Property to retire indebtedness that was collateralized by the Haywood Reserve Property as if the sale occurred on the first day of the first Pro Forma Period presented.

(d)	The adjusted unaudited pro forma condensed consolidated statement of operations does not include pro forma adjustments related to the sales of the Aura Grand property, the Crescent Gateway and City Walk properties, the Oxford Square property, the Broadway property, the Spring Property, the Aura at the Rim property, the Fairfield Ranch property or the Membership Interest sale in the Bainbridge Joint Venture previously reported on Form 8-K on November 1, 2016, December 6, 2016, March 6, 2017, June 23, 2017, June 29, 2017, July 18, 2017, August 1, 2017 and July 7, 2017, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2017		CNL GROWTH PROPERTIES, INC. a Maryland corporation

	By:	/s/ Tammy J. Tipton
Tammy J. Tipton Chief Financial Officer